Exhibit 99.2

NEWS

Financial Institutions, Inc. to Present at Annual

KBW Community Bank Investor Conference

WARSAW, N.Y., July 26, 2013 — Financial Institutions, Inc. (Nasdaq: FISI) announced today that it will participate in the Keefe, Bruyette and Woods Annual Community Bank Investor Conference on Tuesday, July 30, 2013, in New York City. Presenting on behalf of the Company will be Martin K. Birmingham, chief executive officer and president, and Kevin B. Klotzbach, chief financial officer and executive vice president.

Investors are invited to view a live webcast of the Financial Institutions presentation by logging on to http://wsw.com/webcast/kbw12/fisi/ on Tuesday, July 30, 2013 approximately 10 minutes prior to the presentation scheduled for 2:00 p.m. eastern. The live webcast and a replay for 90 days will be available on the Investor Relations section of the Financial Institutions website at www.fiiwarsaw.com.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the NASDAQ Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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Media Contacts:

Charles Guarino, SVP, Director of Marketing

585-627-1464 or cjguarino@five-starbank.com

or

Mike McDougall, APR, McDougall Communications

585-789-1623 or mike@mcdougallpr.com

Investor Contacts:

Kevin B. Klotzbach, EVP, Chief Financial Officer & Treasurer

585-786-1130 or kbklotzbach@five-starbank.com

or

Jordan Darrow, Darrow Associates, Inc.

631-367-1866 or jdarrow@darrowir.com